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                                                                    EXHIBIT 32.2


        CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                            OF THE UNITED STATES CODE


      I, E. James Ferland, Chief Executive Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the period ended September 30, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.


                                    /s/ E. James Ferland
                                  -----------------------------------------
                                    E. JAMES FERLAND
                                    Public Service Electric and Gas Company
                                    Chief Executive Officer
                                    October 28, 2005